Exhibit 99.1

CALLCOPY, INC.

dba UPTIVITY

FINANCIAL

STATEMENTS

FOR THE

YEARS ENDED

DECEMBER 31, 2013

AND 2012

CALL COPY, INC. dba UPTIVITY

TABLE OF CONTENTS

Page

INDEPENDENT AUDITORS’ REPORT	1 - 2

FINANCIAL STATEMENTS:

Balance Sheets	3 - 4

Statements of Income	5

Statements of Changes in Stockholders’ (Deficit) Equity	6

Statements of Cash Flows	7 - 8

NOTES TO FINANCIAL STATEMENTS	9 -21

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

CallCopy, Inc. dba Uptivity

Columbus, Ohio

We have audited the accompanying financial statements of CallCopy, Inc. dba Uptivity (the “Company”) which comprise the balance sheets as of December 31, 2013 and 2012, and the related statements of income, changes in stockholders’ (deficit) equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

INDEPENDENT AUDITORS’ REPORT (CONTINUED)

Opinion

In our opinion, the financial statements referred to previously present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

April 30, 2014

CALL COPY, INC. dba UPTIVITY

BALANCE SHEETS

	DECEMBER 31,
	2013	2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,154,866	$3,416,836
Accounts receivable	8,682,493	4,712,023
Deferred tax asset	1,120,000	381,000
Prepaid expenses and other current assets	528,513	318,905

TOTAL CURRENT ASSETS	14,485,872	8,828,764

PROPERTY AND EQUIPMENT, net	881,022	526,204

OTHER ASSETS
Purchased software, net	67,738	457,797
Deposit	42,946	17,946
Other non-current assets	72,322	27,771

TOTAL OTHER ASSETS	183,006	503,514

	$15,549,900	$9,858,482

See accompanying notes to financial statements.

CALL COPY, INC. dba UPTIVITY

BALANCE SHEETS

	DECEMBER 31,
	2013	2012
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Current portion of capital lease obligation	$19,044	$17,028
Accounts payable	755,686	538,231
Accrued liabilities	4,001,046	720,278
Deferred revenue	9,997,748	5,810,001

TOTAL CURRENT LIABILITIES	14,773,524	7,085,538

LONG-TERM LIABILITIES
Capital lease obligation, less current portion	13,818	4,650
Deferred tax liability	165,000	225,000
Deferred revenue, less current portion	1,502,716	1,064,088

TOTAL LONG-TERM LIABILITIES	1,681,534	1,293,738

TOTAL LIABILITIES	16,455,058	8,379,276

STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock par value as of December 31, 2013 $0.00001, authorized- 1,000,000, issued- 868,798 and outstanding- 634,848 shares; as of December 31, 2012 par value $0.00001, authorized- 1,000,000, issued- 868,798 and outstanding- 658,228 shares	9	9
Additional paid-in capital	7,709,444	7,641,018
Retained deficit	(1,632,406)	(189,398)
Less 233,950 and 210,570 treasury shares at cost as of December 31, 2013 and 2012, respectively	(6,982,205)	(5,972,423)

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(905,158)	1,479,206

	$15,549,900	$9,858,482

See accompanying notes to financial statements.

CALL COPY, INC. dba UPTIVITY

STATEMENTS OF INCOME

	FOR THE YEARS ENDED DECEMBER 31,
	2013	%	2012	%

NET REVENUE
Recurring product and service	$7,537,883	38.9	$5,015,919	32.2
Perpetual product and service	11,854,067	61.1	10,556,390	67.8

TOTAL NET REVENUE	19,391,950	100.0	15,572,309	100.0

TOTAL COST OF REVENUE	3,484,323	18.0	3,058,852	19.6

GROSS PROFIT	15,907,627	82.0	12,513,457	80.4

OPERATING EXPENSES
Sales and marketing	6,897,578	35.6	5,612,199	36.0
General and administrative	3,865,898	19.9	2,802,724	18.0
Research and development	3,180,425	16.4	2,390,357	15.4

TOTAL OPERATING EXPENSES	13,943,901	71.9	10,805,280	69.4

OPERATING INCOME	1,963,726	10.1	1,708,177	11.0

OTHER (EXPENSE) INCOME
Interest income	5,613	—	6,814	—
Legal fees and related settlement	(3,781,519)	(19.5)	—	—
Loss on impairment of software	(271,490)	(1.4)	—	—
Loss on disposal of equipment	(22,338)	(0.1)	—	—

TOTAL OTHER (EXPENSE) INCOME	(4,069,734)	(21.0)	6,814	—

(LOSS) INCOME BEFORE INCOME TAXES	(2,106,008)	(10.9)	1,714,991	11.0

INCOME TAX BENEFIT (EXPENSE)	663,000	3.5	(539,000)	(3.4)

NET (LOSS) INCOME	$(1,443,008)	(7.4)	$1,175,991	7.6

See accompanying notes to financial statements.

CALL COPY, INC. dba UPTIVITY

STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY

	Issued Common Stock			Additional Paid-in Capital	Retained Deficit	Treasury Stock	Total Stockholders’ Equity (Deficit)
	Class A Shares	Class B Shares	Amount

BALANCE - December 31, 2011	640,359	228,199	$9	$7,555,833	$(1,365,389)	$(5,972,423)	$218,030

Share-based compensation costs	—	—	—	80,920	—	—	80,920

Proceeds from share-based compensation exercise	240	—	—	4,265	—	—	4,265

Conversion of Class A to Class B common stock	(19,697)	19,697	—	—	—	—	—

Net income	—	—	—	—	1,175,991	—	1,175,991

BALANCE - December 31, 2012	620,902	247,896	9	7,641,018	(189,398)	(5,972,423)	1,479,206

Share-based compensation costs	—	—	—	68,426	—	—	68,426

Purchases of treasury stock	—	—	—	—	—	(1,009,782)	(1,009,782)

Net loss	—	—	—	—	(1,443,008)	—	(1,443,008)

BALANCE - December 31, 2013	620,902	247,896	$9	$7,709,444	$(1,632,406)	$(6,982,205)	$(905,158)

See accompanying notes to financial statements.

CALL COPY, INC. dba UPTIVITY

STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED DECEMBER 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(1,443,008)	$1,175,991
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	461,801	291,600
Bad debt expense	106,728	—
Loss on impairment of software	271,490	—
Loss on disposal of equipment	22,338	—
Share-based compensation costs	68,426	80,920
Deferred income taxes	(799,000)	545,000
(Increase) decrease in:
Accounts receivable	(4,077,198)	(4,664)
Prepaid expenses and other current assets	(194,998)	(148,778)
Other non current assets	(69,551)	(27,771)
Increase (decrease) in:
Accounts payable	217,455	(7,374)
Accrued liabilities	3,280,768	231,600
Deferred revenue	4,626,375	(486,014)

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,471,626	1,650,510

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(673,481)	(165,675)
Investment in purchased software	(36,469)	(481,246)

NET CASH USED IN INVESTING ACTIVITIES	$(709,950)	$(646,921)

See accompanying notes to financial statements.

CALL COPY, INC. dba UPTIVITY

STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED DECEMBER 31,
	2013	2012
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of borrowings, including capital lease	$(13,864)	$(17,016)
Proceeds from share-based compensation exercise	—	4,265
Purchase of treasury stock	(1,009,782)	—

NET CASH USED IN FINANCING ACTIVITIES	(1,023,646)	(12,751)

NET INCREASE IN CASH	738,030	990,838

CASH, beginning of year	3,416,836	2,425,998

CASH, end of year	$4,154,866	$3,416,836

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for:

Income taxes	$40,088	$15,000

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITY

Assets acquired under capital lease	$25,048	$11,028

See accompanying notes to financial statements.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE A - Summary of significant accounting policies

Nature of business

CallCopy, Inc. dba Uptivity (the “Company”, “we”, “us”, and “our”, unless the context indicate otherwise) was founded and incorporated in the state of Ohio in March 2004. In October 2011 the Company converted from an Ohio corporation to a Delaware corporation. The Company’s headquarters are located in Columbus, Ohio. The Company is a leading provider of innovative call recording and contact center solutions, and is committed to the highest standards of customer and employee satisfaction. CallCopy’s cc: Discover suite delivers advanced call recording, screen capture, quality management, speech analytics, performance management, customer satisfaction survey, and workforce management capabilities to organizations of all sizes and industries. The Company empowers organizations of all sizes and industries to gather business intelligence, which is leveraged to maximize operational performance, reduce liability, achieve regulatory compliance, and increase customer satisfaction.

Basis of presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

New accounting pronouncement

In March 2014, the Financial Accounting Standards Board (FASB) issued ASU 2014-07, Applying Variable Interest Entities Guidance to Common Control Leasing Arrangements (ASU 2014-07), which provides an accounting alternative within GAAP for private companies. ASU 2014-07 permits a private company with the option not to consolidate variable interest entities (VIEs) in common control leasing arrangements as long as certain criteria are met. ASU 2014-07 is effective for annual periods beginning after December 15, 2014. Early adoption is permitted. The Company has elected to adopt the alternative accounting treatment under ASU 2014-07 effective December 31, 2013 which requires retrospective application for all periods presented. Prior to 2013 the Company did not have any variable interest entities requiring consolidation. During 2013 the Company entered into a lease with Cabo Leasing LLC, a variable interest entity. The Company is the primary lessee beneficiary. Due to being the primary beneficiary, Cabo Leasing LLC would have required consolidation under previous GAAP. However, the criteria for ASU 2014-07 was met and the Company elected to not consolidate variable interest entities in common control leasing arrangements. See Note E for further details of activities with Cabo Leasing LLC.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that potentially subject the Company to credit risk consist principally of cash, cash equivalents, and accounts receivable. The Company mitigates its credit risk with respect to cash and cash equivalents by making deposits only with large, reputable financial institutions; however at times these deposits may exceed federally insured limits.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE A - Summary of significant accounting policies (continued)

Concentration of credit risk (continued)

We grant credit terms to our customers in the ordinary course of business. Concentrations of credit risk with respect to trade accounts receivable are limited due to the large number of customers comprising our customer base.

There were no revenue concentrations during the year ended December 31, 2013. One customer accounted for 11% of the Company’s total accounts receivable at December 31, 2013.

There were no revenue concentrations during the year ended December 31, 2012. One customer accounted for 10% of the Company’s total accounts receivable at December 31, 2012.

Cash and cash equivalents

The Company considers all highly liquid instruments purchased with a maturity date of three months or less from the date of purchase to be cash equivalents and are stated at cost, which approximates fair value. Cash and cash equivalents consist of a money market savings account. As of December 31, 2013 and 2012, the Company had money market savings of $4,036,721 and $3,306,238, respectively.

Accounts receivables

The Company reports trade accounts receivables at net realizable value. The Company recognizes an allowance for losses on accounts receivable in an amount equal to the estimated probable losses net of recoveries. The allowance is based on an analysis of historical bad debt experience, current receivables aging, and expected future write-offs, as well as an assessment of specific identifiable customer accounts considered at risk or uncollectible. The expense associated with the allowance for doubtful accounts is recognized within general and administrative expenses on the statements of income. As of December 31, 2013 and 2012, no allowance for doubtful accounts was considered necessary.

Property, equipment and software

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful life of the related asset, which ranges from three to seven years. Leasehold improvements are amortized over the shorter of the estimated useful life of the improvement or the term of the related lease. Upon retirement or disposal, the cost of the assets and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statements of income in the period realized. Major additions and improvements are capitalized, while replacements, repairs, and maintenance that do not extend the life of the assets are expensed as incurred. All significant purchases of software are capitalized and amortized. During 2013 and 2012, $140,428 and $71,419, respectively in amortization expense was recorded related to the capitalized software.

Revenue recognition

The Company derives and reports their revenue in two categories: (a) recurring product and service, which is post contract customer support (“PCS”) and subscription software revenue and (b) perpetual product and service, which is perpetual software revenue and service revenue, including revenue from installation services, project management, and training services.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE A - Summary of significant accounting policies (continued)

Revenue recognition (continued)

Our revenue recognition policy is a critical component of determining our operating results and is based on a complex set of accounting rules that require us to make significant judgments and estimates. Our customer arrangements may include several elements, including products, services, and support. Revenue recognition for a particular arrangement is dependent upon such factors as the contractual delivery, acceptance, payment, and support terms with the customer. Significant judgment is required to conclude whether collectability of fees is considered probable and whether fees are fixed and determinable. In addition, our multiple-element arrangements must be carefully reviewed to determine whether the fair value of each element can be established, which is a critical factor in determining the timing of the arrangement’s revenue recognition.

For software license arrangements that do not require significant modification or customization of the underlying software, the Company recognizes revenue when we have persuasive evidence of an arrangement, the product and services have been accepted by the customer, the sales price is fixed or determinable and collectability is probable.

The majority of our software license arrangements contain multiple elements, including software, hardware, PCS, and professional services, such as installation and training.

For multiple elements within the scope of the software revenue guidance we allocate revenue to the delivered elements of the arrangement using the residual method, whereby revenue is allocated to the undelivered elements based on vendor-specific objective evidence of fair value (“VSOE”) of the undelivered elements with the remaining arrangement fee allocated to the delivered elements and recognized as revenue assuming all other revenue recognition criteria are met, if we are unable to establish VSOE for the undelivered elements of the arrangement, revenue recognition is deferred for the entire arrangement until all elements of the arrangement are delivered. However, if the only undelivered element is PCS, we recognize the arrangement fee ratably over the PCS period.

For multiple-element arrangements for which we are unable to establish VSOE of one or more elements and where such arrangements are recognized ratably, we use various available indicators of fair value and apply our best judgment to reasonably classify the arrangement’s revenue into product, service and support revenue for financial reporting purposes. For these arrangements, we review our VSOE for PCS services from similar transactions and stand-alone services arrangements, in order to determine reasonable and consistent approximations of fair values of PCS service revenue for statement of income classification purposes with the remaining amount being allocated to product revenue.

PCS revenue is derived from providing technical software support services and unspecified software updates and upgrades to customers on a when-and-if-available basis. PCS revenue is recognized ratably over the term of the maintenance period, which in most cases is 15 months. When PCS is included within a multiple-element arrangement, we utilize the substantive renewal rate approach to establish VSOE for the PCS.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE A - Summary of significant accounting policies (continued)

Revenue recognition (continued)

Under the substantive renewal rate approach, we believe it is necessary to evaluate whether both the support renewal rate and term are substantive, and whether the renewal rate is being consistently applied to subsequent renewals. We establish VSOE under this approach through analyzing the renewal rate stated in the customer agreement and determining whether that rate is within a reasonable range of the renewal rate established for that particular PCS offering. The minimum substantive VSOE rate is determined based upon an analysis of stand-alone renewal rates associated with customers that renewed PCS in the current fiscal year. For contracts that do not contain a separately stated renewal rate, revenue will be re-allocated from the delivered elements to the undelivered element(s), in this instance PCS, using the residual method of accounting based upon VSOE of fair value established by the company.

If an arrangement includes customer acceptance criteria, revenue is not recognized until we can objectively demonstrate that the software or services meet the acceptance criteria, or the acceptance period lapses, whichever occurs earlier.

Product revenue derived from shipments to original equipment manufacturers (“OEMs”) who purchase our products for resale is generally recognized when such products are shipped (on a “sell-in” basis). We have historically experienced insignificant product returns from resellers and OEMs, and our payment terms for these customers are similar to those granted to our end-users. If a reseller or OEM develops a pattern of payment delinquency, or seeks payment terms longer than generally accepted, we defer the recognition of revenue until the receipt of cash. Our arrangements with resellers and OEMs are periodically reviewed as our business and products change.

In instances where revenue is derived from sale of third-party vendor services and we are a principal in the transaction, we generally record revenue at gross and record costs related to a sale in cost of revenue. In those cases where we are acting as an agent between the customer and the vendor, and we are not the primary obligor and/or do not bear credit risk, or where we earn a fixed transactional fee, revenue is recorded net of costs.

We record reimbursements from customers for out-of-pocket expenses as revenue. Shipping and handling fees and expenses that are billed to customers are recognized in revenue and the costs associated with such fees and expenses are recorded in cost of revenue. Historically, these fees and expenses have not been material.

Cost of revenue

Cost of revenue includes costs of materials, compensation and benefit costs for operations and service personnel, subcontractor costs, royalties and license fees, and related overhead costs.

Internally developed software costs to be sold

The Company does not capitalize its ongoing costs of developing its software, which consists primarily of personnel costs. Capitalization of software development costs is required upon the establishment of technological feasibility of the product. New product versions are released on a regular basis and the time between establishing technological feasibility and product release is very short. As a result, amounts that would qualify for capitalization are not significant.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE A - Summary of significant accounting policies (continued)

Deferred revenue

Deferred revenue primarily consists of billings or payments received in advance of revenue recognition from the Company’s software agreements. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met.

Research and development

Costs related to research and development are expensed as incurred.

Stock-based compensation

The Company recognizes the cost of employee services received in exchange for awards of equity instruments based on the grant-date fair value of the award. We use the Black-Scholes option-pricing model to estimate the fair value of our stock-based awards. We recognize the fair value of the award over the period during which an employee is required to provide service in exchange for the award.

Income taxes

On October 18, 2011 the Company converted to C Corporation status from S Corporation status for income tax purposes. During the period of S Corporation status, the Company did not pay federal and state income taxes at the entity level, rather the Company’s stockholders included their share of the Company’s taxable income in their individual federal and state income tax returns. Upon conversion to C Corporation status the Company now pays federal and certain state and local income taxes at the entity level. Income taxes are accounted for under the asset and liability method.

Deferred tax assets and liabilities are recognized for the future federal tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted federal tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company accounts for uncertainty in income taxes using the provisions of FASB Accounting Standards Codification (ASC) 740, Income Taxes. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities. It also provides guidance for derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are 2010 the current 2013 tax year. As of December 31, 2013, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

It is the policy of the Company to include in its statements of income in operating expenses, penalties and interest assessed by income taxing authorities. There are no penalties or interest from taxing authorities included in the statements of income for 2013 or 2012.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE A - Summary of significant accounting policies (continued)

Reclassifications

Certain 2012 financial statement items have been reclassified to conform to the 2013 financial statement presentation.

Events occurring after reporting date

The Company has evaluated events and transactions that occurred between January 1, 2014 and April 30, 2014 which is the date that the financial statements were available to be issued for possible recognition or disclosure in the financial statements.

NOTE B - Property and equipment

Property and equipment at December 31 consist of the following:

	2013	2012

Computers and hardware	$882,372	$624,695
Capital lease assets – office equipment	159,489	125,002
Office equipment	607,421	376,373
Leasehold improvements	175,318	141,245

Total property and equipment	1,824,600	1,267,315

Accumulated depreciation	(943,578)	(741,111)

Property and equipment, net	$881,022	$526.204

Depreciation expense for 2013 and 2012 was $321,373 and $220,181, respectively.

NOTE C - Accrued liabilities

Accrued liabilities at December 31 consist of the following:

	2013	2012

Deferred rent	$113,730	$30,069
Vacation and employee-related expenses	117,256	89,391
Bonus and commissions	774,408	476,358
State income taxes	118,420	—
Legal settlement	2,500,000	—
Other	377,232	124,460

Accrued liabilities	$4,001,046	$720,278

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE D - Borrowings

In December 2011, the Company entered into an agreement for an available line of credit of up to $4,000,000. Borrowings under the line of credit are subject to a variable interest rate based on the prime rate plus 0.25% (3.50% at December 31, 2013 and 2012). The line of credit is secured by substantially all assets of the Company. The line of credit is renewed through December 31, 2015. The agreement also contains a borrowing base restriction. Applying the applicable borrowing base calculation yielded a total amount of approximately $2,192,000 available for borrowing as of December 31, 2013 and $2,300,000 as of December 31, 2012. No outstanding balance existed on the line of credit as of December 31, 2013 or 2012.

The Company also entered into a term loan facility in December 2011 of which $2,000,000 is available for advance over a twelve month period for strategic initiatives. During 2013 the term loan line available was increased to $3,500,000 and the availability end date was extended to December 31, 2014. The loan is subject to a variable interest rate based on the prime rate plus 1.00% (4.25% at December 31, 2013 and 2012) and has an amended maturity date of June 1, 2017. The term loan facility is collateralized by substantially all assets of the Company. As of April 30, 2014 no funds have yet been advanced to the Company on the term loan facility.

The line of credit and term loan facility agreements contain a financial covenant relating to liquidity when a balance is outstanding and other non-financial covenants. As of December 31, 2013 and 2012, the Company was in compliance with these covenants.

NOTE E - Leases

Capital leases

The Company is the lessee of office equipment held under capital leases. During 2012 and 2013 the Company entered into additional new capital leases. The leased equipment is recorded at the lower of the present value of the minimum lease payments or the fair value of the equipment. The assets are amortized over their estimated useful lives of five years or over the lease term, whichever is shorter. Amortization of equipment held under the capital leases is included in depreciation expense.

Following is a summary of equipment held under capital leases and included in property and equipment:

	December 31, 2013	December 31, 2012

Equipment	$159,489	$125,002
Less: accumulated depreciation	126,524	101,043

	$32,965	$23,959

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE E - Leases (continued)

Capital leases (continued)

Minimum future lease payments under capital leases as of December 31, 2013 through maturity are:

Years ended December 31,	Amount
2014	$19,044
2015	11,394
2016	2,424

32,862
Less: amount representing interest (-0-%)	—
Less: current portion	19,044

Long-term portion	$13,818

Operating leases

The Company leases certain office space under operating leases that expire in 2023. In May 2013, the Company entered into an operating lease with Cabo Leasing LLC, an affiliated entity, to lease an approximate 31,500 square foot office facility. The lease is for a 10 year term. Rent due under this lease as well as the lease previously entered into for the Company’s former office space is included in the following future minimum payments schedule. Rent expense for the years ended December 31, 2013 and 2012 was $607,006 and $276,814, respectively.

Future minimum payments of the Company’s operating leases at December 31, 2013 are as follows:

Years ended December 31,	Amount
2014	$547,515
2015	560,404
2016	454,241
2017	378,204
2018	386,083
Thereafter	1,800,409

$4,126,856

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE F - Commitments and contingencies

Certain Company licensing agreements indemnify its customers for expenses or liabilities resulting from claimed infringements of patent, trademark, intellectual property copyright, trade secrets, or other rights. Certain of these indemnification provisions are perpetual from execution of the agreement and, in some instances, the maximum amount of potential future indemnification is not limited. The agreements typically give the Company options to cure the infringement and the right to defend the claims. A settlement agreement was reached effective October 2013 whereby the parties agreed to settle certain patent infringement claims for $2,500,000, payable to the plaintiff in April 2014. The settlement amount has been included in accrued liabilities within the Company’s balance sheets. If a change in control event as defined occurs and the Company’s annual net revenues exceed the threshold compounded growth rate applicable to such calendar year through the term of the agreement (October 13, 2013 through the latest expiration date of any of the applicable licensed patents) the Company may have to pay royalties on the amounts exceeding the thresholds.

During 2013 the Company paid $1,281,519 in legal fees to defend certain lawsuits with respect to patent infringement claims. In the opinion of management, any remaining open matters will not have a material effect upon the financial position of the Company.

NOTE G - Income taxes

The components of the income tax provision included in the statement of income are all attributable to continuing operations and are detailed as follows:

	2013	2012

Current federal, state and local income tax (expense) benefit	$(136,000)	$6,000
Deferred federal and state income tax benefit (expense)	799,000	(545,000)

Total income tax benefit (expense)	$663,000	$(539,000)

A reconciliation of the provision for income taxes to income taxes computed by applying the statutory federal rate to income before taxes for the year ending December 31, 2013 and December 31, 2012 is as follows:

	2013	2012

Federal and state income tax benefit (expense) (federal computed at 34% of pretax income and state at 4% of pretax income)	$800,000	$(583,000)
Effect of non-deductible expenses	(51,000)	(45,000)
Effect of tax credit carryforwards	—	64,000
Adjustment of net operating loss carryforward	—	25,000
Adjustments for voluntary disclosure agreements with states	(86,000)	—

Net income tax (expense) benefit	$663,000	$(539,000)

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE G - Income taxes (continued)

The income tax provision differs from the expense that would result from applying statutory rates to income before income taxes as a result of certain expenses that are not tax deductible along with tax credit carryforwards, the impact of the change in tax status converting from a non-taxable entity to a taxable entity at the federal level and changing from cash to accrual basis for tax reporting purposes.

The details of the deferred tax asset (liability) are as follows:

	2013	2012
Current
Total deferred tax liability	$—	$—
Total deferred tax asset	1,120,000	381,000

Total current deferred tax asset	$1,120,000	$381,000

Non-current
Total deferred tax liability	$(165,000)	$(225,000)
Total deferred tax asset	—	—

Total non-current deferred tax (liability) asset	$(165,000)	$(225,000)

Significant temporary differences giving rise to the deferred tax assets and liabilities include depreciation, certain accrual accounts including an accrued legal settlement deferred tax asset of $950,000 as of December 31, 2013, long-term deferred revenue, tax credit carryforwards of approximately $64,000 as of December 31, 2013 and 2012 (expiring on 2032) and net operating loss carryforwards of approximately $10,000 and $650,000 as of December 31, 2013 and 2012, respectively with expirations beginning in 2031 through 2032 that are recognized in different periods for financial and income tax reporting purposes.

No valuation allowance has been recognized for the deferred tax assets at December 31, 2013 and 2012.

NOTE H - Employee benefit plan

The Company has a 401(k) defined contribution plan (the “401(k) Plan”) covering all eligible full-time employees. The 401(k) Plan provides for employee salary deferral contributions, as well as discretionary Company matching contributions. Discretionary Company contributions relating to the 401(k) Plan for the years ended December 31, 2013 and 2012 was $296,249 and $228,758, respectively.

NOTE I - Stock-based compensation

The Company’s stock incentive awards are granted to employees under the terms of the 2007 Stock Option and Incentive Plan, which was approved and became effective on December 21, 2007.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE I - Stock-based compensation (continued)

During 2011 two rounds of class A stock options were authorized for grant (31,782 class A in round one and 41,133 class A in round two) providing a total of 105,915 available in the stock option pool. Options held ordinarily vest 20% each year over five years. Options are granted at fair value (as determined by external valuation) and are exercisable over a maximum term of 10 years from the date of grant.

	Options Outstanding
	Shares available for grant	Number of shares	Weighted- average exercise price

Balance, December 31, 2011	61,540	44,375	$22.44

Exercisable, December 31, 2011		14,005	$15.27

Options granted (2012 round one)	(2,500)	2,500	$28.36
Options granted (2012 round two)	(3,300)	3,300	$28.36
Options forfeited during 2012	1,710	(1,710)	$26.53
Exercised during 2012		(240)	$17.77

Balance, December 31, 2012	57,450	48,225	$23.01

Exercisable, December 31, 2012		21,650	$18.42

Options granted during 2013	(12,400)	12,400	$43.19
Options forfeited during 2013	1,600	(1,600)	$27.69

Balance, December 31, 2013	46,890	59,025	$27.11

Exercisable, December 31, 2013		30,655	$20.23

The weighted-average remaining contractual term of options outstanding at December 31, 2013, was seven years and 30,655 options were exercisable. The weighted-average remaining contractual term of options outstanding at December 31, 2012, was seven years and 21,650 options were exercisable.

The total weighted-average fair value of options granted in 2013 and 2012 was $18.06 and $11.48, respectively, and was estimated at the date of grant using the Black-Scholes option- pricing model. The following assumptions were used for these options granted in 2013: weighted-average risk-free interest rate of 3.72%, no expected dividend yield, weighted-average volatility of 41.62%, based upon competitors within the industry, and an expected option life of five years.

The following assumptions were used for these options granted in round one of 2012: weighted- average risk-free interest rate of 1.9%, no expected dividend yield, weighted-average volatility of 44.08%, based upon competitors within the industry, and an expected option life of five years.

The following assumptions were used for these options granted in round two of 2012: weighted- average risk-free interest rate of 1.9%, no expected dividend yield, weighted-average volatility of 43.53%, based upon competitors within the industry, and an expected option life of five years.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE I - Stock-based compensation (continued)

A summary of the status of, and changes to, unvested options during the years ended December 31, 2013 and 2012 are as follows:

	Number of shares	Weighted- average exercise price

Unvested, December 31, 2011	30,370	$25.75
Granted round one	2,500	$28.36
Granted round two	3,300	$28.36
Vested	(7,885)	$24.00
Forfeited	(1,710)	$26.53

Unvested, December 31, 2012	26,575	$26.79

Granted	12,400	$43.19
Vested	(9,005)	$24.63
Forfeited	(1,600)	$27.69

Unvested, December 31, 2013	28,370	$34.52

As of December 31, 2013 and 2012, there was $393,356 and $256,288, respectively, of total unrecognized compensation cost related to unvested options granted under the Plan.

Future compensation costs related to unvested options granted under the Plan at December 31, 2013 are as follows:

Years ended December 31,	Amount
2014	$108,804
2015	108,804
2016	88,576
2017	49,839
2018	37,333

$393,356

NOTE J - Common stock

During 2012, the Company converted 19,697 Class A common stock shares to Class B common stock shares. The Class B shares have the same economic rights and voting provisions as Class A common stock shares, but contain differences in respect to Board of Director composition and other protective provisions as well as redemption right. During 2013, the Company purchased 23,380 Class A common stock shares from multiple stockholders for $1,009,782.

CALL COPY, INC. dba UPTIVITY

NOTES TO FINANCIAL STATEMENTS

NOTE K - Related party transactions

During 2012 the Company purchased software in the amount of $407,235 from a related party. During 2013 the Company recorded a $271,490 loss on impairment of software to take the remaining net realizable value of the asset to zero as it was determined the software would be redesigned. In connection with this purchase the Company also entered into a reseller agreement with the related party to sell software and services. Revenues related to this agreement were approximately $92,901 and $57,000 for the years ended December 31, 2013 and 2012, respectively, and are included in net revenue on the statements of income. Related accounts receivable at December 31, 2013 and 2012 were approximately $18,705 and $90,000, respectively.